EXHIBIT 4

                                                                  EXECUTION COPY


               AMENDMENT TO THE POOLING AND SERVICING AGREEMENT

            This AMENDMENT TO THE POOLING AND SERVICING AGREEMENT, dated as of July 7, 2005 (the "Amendment"), among SECURITIZED ASSET BACKED RECEIVABLES LLC, a Delaware limited liability company, as depositor (the "Depositor"), SAXON MORTGAGE SERVICES, INC., a Texas corporation (the "Servicer"), MORTGAGERAMP INC. (the "Loan Performance Advisor"), FREMONT INVESTMENT & LOAN, a California state-chartered industrial bank (the "Responsible Party"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), amends the Pooling and Servicing Agreement, dated as of May 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, the Servicer, the Loan Performance Advisor the Responsible Party, and the Trustee.

                                   RECITALS

            WHEREAS, the parties hereto have entered into the Pooling and Servicing Agreement relating to the Securitized Asset Backed Receivables LLC Trust 2005-FR2;

            WHEREAS, the parties hereto desire to modify the Pooling and Servicing Agreement as set forth in this Amendment;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Defined Terms. Except as amended below, capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

            2. Amendments.

            (a) The definition of "Cap Agreements" in Article I of the Pooling and Servicing Agreement is hereby amended by adding "Class A-1 Cap Agreement, the" before "Class A-2 Cap Agreement", so that such definition reads in its entirety as follows: "Cap Agreements: The Class A-1 Cap Agreement, the Class A-2 Cap Agreement, the Class M Cap Agreement, the Class B Cap Agreement and the Class X Cap Agreement."

            (b) The following definition is inserted in alphabetical order in
Article I of the Pooling and Servicing Agreement:

            "Class A-1 Cap Agreement: The interest rate cap agreement, dated June 27, 2005, between the Cap Provider and the Trustee, relating to the Class A-1A and Class A-1B Certificates."

            (c) The definition of "Interest Rate Cap Payment" in Article I of the Pooling and Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

            "Interest Rate Cap Payment: (a) With respect to the Class A-1A and Class A-1B Certificates, for the first 26 Distribution Dates beginning in July 2005, the amount, if any, equal to the product of
            (i) the excess, if any, of the lesser of (A) the one-month LIBOR rate as of the related reset date under the Class A-1 Cap Agreement and (B) the applicable cap ceiling rate set forth on Schedule A to such Cap Agreement for such Distribution Date, over the applicable cap strike rate set forth on Schedule A to such Cap Agreement for such Distribution Date, calculated on an "actual/360" basis, (ii) the applicable Class A-1 cap notional amount set forth on Schedule A to such Cap Agreement for such Distribution Date, and (iii) the multiplier set forth on Schedule A to such Cap Agreement; (b) with respect to the Class A-2A, Class A-2B and Class A-2C Certificates, for the first 38 Distribution Dates, the amount, if any, equal to the product of (i) the excess, if any, of the lesser of (A) the one-month LIBOR rate as of the related reset date under the Class A-2 Cap Agreement and (B) the applicable cap ceiling rate set forth on Schedule A to such Cap Agreement for such Distribution Date, over the applicable cap strike rate set forth on Schedule A to such Cap Agreement for such Distribution Date, calculated on an "actual/360" basis, (ii) the applicable Class A-2 cap notional amount set forth on Schedule A to such Cap Agreement for such Distribution Date, and
            (iii) the multiplier set forth on Schedule A to such Cap Agreement;
            (c) with respect to the Class M Certificates, for the first 27 Distribution Dates, the amount, if any, equal to the product of (i) the excess, if any, of the lesser of (A) the one-month LIBOR rate as of the related reset date under the Class M Cap Agreement and (B) the applicable cap ceiling rate set forth on Schedule A to such Cap Agreement for such Distribution Date, over the applicable cap strike rate set forth on Schedule A to such Cap Agreement for such Distribution Date, calculated on an "actual/360" basis, (ii) the applicable Class M cap notional amount set forth on Schedule A to such Cap Agreement for such Distribution Date, and (iii) the multiplier set forth on Schedule A to such Cap Agreement; (d) with respect to the Class B Certificates, for the first 27 Distribution Dates, the amount, if any, equal to the product of (i) the excess, if any, of the lesser of (A) the one-month LIBOR rate as of the related reset date under the Class B Cap Agreement and (B) the applicable cap ceiling rate set forth on Schedule A to such Cap Agreement for such Distribution Date, over the applicable cap strike rate set forth on Schedule A to such Cap Agreement for such Distribution Date, calculated on an "actual/360" basis, (ii) the applicable Class B cap notional amount set forth on Schedule A to such Cap Agreement for such Distribution Date, and (iii) the multiplier set forth on Schedule A to such Cap Agreement; and (e) with respect to the Class X Certificates, for the first 24 Distribution Dates, the amount, if any, equal to the product of (i) the excess, if any, of the lesser of (A) the one-month LIBOR rate as of the related reset date under the Class X Cap Agreement and (B) the applicable cap ceiling rate set forth on Schedule A to such Cap Agreement for such Distribution Date, over the applicable cap strike rate set forth on Schedule A to such Cap Agreement for such Distribution Date, calculated on an "actual/360" basis, (ii) the applicable Class X cap notional amount set forth on Schedule A to such Cap Agreement for such Distribution Date, and (iii) the multiplier set forth on Schedule A to such Cap Agreement."

            (d) Article II, Section 2.01(a) of the Pooling and Servicing Agreement is hereby amended by adding to the second full sentence "(or with respect to the Class A-1 Cap Agreement, June 27, 2005)" after "On the Closing Date" and before ", the Depositor", so that such sentence reads in its entirety as follows: "On the Closing Date (or with respect to the Class A-1 Cap Agreement, June 27, 2005), the Depositor shall pay, without any right of reimbursement from the Trust, to the Cap Provider the "Fixed Amount" (as defined in the related Cap Agreement) due and payable to the Cap Provider pursuant to the terms of each Cap Agreement."

            (e) Article IV, Section 4.02(a)(iii)(P) of the Pooling and Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

            "concurrently, (i) from any Interest Rate Cap Payments with respect to the Class A-1 Cap Agreement on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the Class A-1A and Class A-1B Certificates for such Distribution Date, allocated (a) first, among such Classes of Certificates, pro rata, based upon their respective Class Certificate Balances (only with respect to those Group I Class A Certificates with an outstanding Basis Risk Carry Forward Amount) and (b) second, any remaining amounts to the Class A-1A and Class A-1B Certificates, pro rata, based on any such Basis Risk Carry Forward Amounts remaining unpaid, to reimburse such Basis Risk Carry Forward Amounts remaining unpaid,
            (ii) from any Interest Rate Cap Payments with respect to the Class A-2 Cap Agreement on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the Class A-2A, Class A-2B and Class A-2C Certificates for such Distribution Date, allocated (a) first, among such Classes of Certificates, pro rata, based upon their respective Class Certificate Balances (only with respect to those Group II Class A Certificates with an outstanding Basis Risk Carry Forward Amount) and (b) second, any remaining amounts to the Class A-2A, Class A-2B and Class A-2C Certificates, pro rata, based on any such Basis Risk Carry Forward Amounts remaining unpaid, to reimburse such Basis Risk Carry Forward Amounts remaining unpaid, (iii) from any Interest Rate Cap Payments with respect to the Class M Cap Agreement on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the Class M Certificates for such Distribution Date to the Class M Certificates, allocated (a) first, among the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, pro rata, based upon their respective Class Certificate Balances (only with respect to those Class M Certificates with an outstanding Basis Risk Carry Forward Amount) and (b) second, any remaining amounts to the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, pro rata, based on any such Basis Risk Carry Forward Amounts remaining unpaid, to reimburse such Basis Risk Carry Forward Amounts remaining unpaid, and (iv) from any Interest Rate Cap Payments with respect to the Class B Cap Agreement on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the Class B Certificates for such Distribution Date to the Class B Certificates, allocated (a) first, among the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class B-4 Certificates, pro rata, based upon their respective Class Certificate Balances (only with respect to those Class B Certificates with an outstanding Basis Risk Carry Forward Amount) and (b) second, any remaining amounts to the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class B-4 Certificates, pro rata, based on any such Basis Risk Carry Forward Amounts remaining unpaid, to reimburse such Basis Risk Carry Forward Amounts remaining unpaid;"

            3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            5. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE
CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                           [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                       SECURITIZED ASSET BACKED RECEIVABLES
                                          LLC


                                       By:  /s/ Paul Menefee
                                          --------------------------------------
                                          Name:  Paul Menefee
                                          Title: Director


                                       WELLS FARGO BANK, NATIONAL
                                         ASSOCIATION,
                                         solely as Trustee and not in its
                                         individual capacity


                                       By:  /s/ Sherri Sharps
                                          --------------------------------------
                                          Name:  Sherri Sharps
                                          Title: Vice President


                                       SAXON MORTGAGE SERVICES, INC.


                                       By:  /s/ Stella F. Hess
                                          --------------------------------------
                                          Name:  Stella F. Hess
                                          Title: SVP


                                       MORTGAGERAMP INC.


                                       By:  /s/ D. Keith Gettman
                                          --------------------------------------
                                          Name:  D. Keith Gettman
                                          Title: EMD


                                       FREMONT INVESTMENT & LOAN


                                       By:  /s/ Jeff Crusinberry
                                          --------------------------------------
                                          Name:  Jeff Crusinberry
                                          Title: SVP

      WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee (the "Indenture Trustee") and Holder of a 100% Percentage Interest in the Class X Certificates issued pursuant to the Pooling and Servicing Agreement, hereby consents to this Amendment.

                                       WELLS FARGO BANK, NATIONAL
                                         ASSOCIATION,
                                         as Indenture Trustee for the
                                         Securitized Asset Backed NIM Trust
                                         2005-FR2, Securitized Asset Backed NIM
                                         Notes, Series 2005-FR2 (the "Notes")

                                       By:  /s/ Sherri Sharps
                                          --------------------------------------
                                          Name:  Sherri Sharps
                                          Title: Vice President


      UBS, AG and BARCLAYS OVERSIGHT MANAGEMENT INC. hereby direct the Indenture Trustee to consent to this Amendment.


                                       UBS, AG

                                       By:   /s/ Stephen Finkelstein
                                          --------------------------------------
                                          Name:  Stephen Finkelstein
                                          Title: Executive Director


                                       BARCLAYS OVERSIGHT MANAGEMENT INC.

                                       By:   /s/ Paul Menefee
                                          --------------------------------------
                                          Name:  Paul Menefee
                                          Title: Director

      BARCLAYS OVERSIGHT MANAGEMENT INC. (as holder of all of the Owner Trust Certificates, representing all of the equity interests in the SECURITIZED ASSET BACKED NIM TRUST 2005-FR2, which trust is the owner of the Class X Certificates issued pursuant to the Pooling and Servicing Agreement and has pledged such Class X Certificates to the Indenture Trustee on behalf of the holders of the Notes), hereby consents to this Amendment.

                                       BARCLAYS OVERSIGHT MANAGEMENT
                                         INC.


                                       By:  /s/ Paul Menefee
                                          --------------------------------------
                                          Name:  Paul Menefee
                                          Title: Director